Exhibit 99.4  Unaudited pro forma combined financial statements of ARI Network Services, Inc. and  the Retail Services Division of Fifty Below Sales & Marketing, Inc.

The following unaudited pro forma financial information relates to the November 28, 2012 acquisition by ARI Network Services, Inc. (the “Company”) of substantially all of the assets of the Retail Services Division of Fifty Below Sales & Marketing, Inc. (“50 Below RSD”) out of Chapter 11 Bankruptcy pursuant to Section 363 and 365 of the United States Bankruptcy Code.  Consideration for the acquisition included $5,000,000 in cash and $4,837,881 in assumed liabilities.  The pro forma amounts have been prepared based on certain preliminary purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and 50 Below RSD.

The unaudited pro forma balance sheet at October 31, 2012 reflects the historical financial position of the Company with pro forma adjustments to reflect the purchase price allocation of the assets of 50 Below RSD.  The unaudited pro forma statement of operations for the twelve months ended July 31, 2012 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on August 1, 2011. The unaudited pro forma statement of operations for the three months ended October 31, 2012 reflects the historical results of operations of both companies, with pro forma adjustments as if the acquisition had occurred on August 1, 2012.  The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact.

The unaudited pro forma financial statements should be read in connection with the Company's and 50 Below RSD’s historical financial statements and related footnotes.  The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or implementation costs that the combined company may achieve as a result of the acquisition.  The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and 50 Below RSD's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and 50 Below RSD's financial position or results of operations for any future date or period.

ARI Network Services, Inc.
Unaudited Pro Forma Balance Sheet
As of October 31, 2012
(Dollars in Thousands, Except per Share Data)

		Pro Forma
	ARI	Adjustments	Note	Pro Forma
ASSETS
Cash and cash equivalents	$261	$(261)	(2)(3)	$-
Trade receivables, less allowance for doubtful accounts of $251
at October 31, 2012	1,364			1,364
Work in process	270			270
Prepaid expenses and other	768			768
Deferred income taxes	2,632			2,632
Total current assets	5,295	(261)		5,034
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,645	106	(1)	2,751
Leasehold improvements	609			609
Furniture and equipment	2,304			2,304
	5,558	106		5,664
Less accumulated depreciation and amortization	3,408			3,408
Net equipment and leasehold improvements	2,150	106		2,256
Capitalized software product costs:
Amounts capitalized for software product costs	19,009	950	(1)	19,959
Less accumulated amortization	15,694			15,694
Net capitalized software product costs	3,315	950		4,265
Deferred income taxes	2,392			2,392
Other long term assets	1,032			1,032
Other intangible assets	2,224	2,160	(1)	4,384
Goodwill	5,972	6,622	(1)	12,594
Total assets	$22,380	$9,577		$31,957

		Pro Forma
	ARI	Adjustments	Note	Pro Forma
LIABILITIES
Current borrowings on line of credit	$220	$		$220
Current portion of long-term debt	1,085			1,085
Current portion of contingent liabilities	331			331
Accounts payable	530			530
Deferred revenue	4,717	4,838	(1)	9,555
Accrued payroll and related liabilities	845			845
Accrued sales, use and income taxes	119			119
Other accrued liabilities	574	1,239	(3)	1,813
Current portion of capital lease obligations	118			118
Total current liabilities	8,539	6,077		14,616
Long-term debt	3,640	2,915	(2)(8)	6,555
Long-term portion of contingent liabilities	418			418
Capital lease obligations	41			41
Other long term liabilities	255			255
Total non-current liabilities	4,354	2,915		7,269
Total liabilities	12,893	8,992		21,885

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at October 31, 2012	-	-		-
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at October 31, 2012	-	-		-
Common stock, par value $.001 per share, 25,000,000 shares authorized; 8,169,550 shares issued and outstanding at October 31, 2012	8			8
Common stock warrants and options	1,324			1,324
Additional paid-in capital	96,062	585	(8)	96,647
Accumulated deficit	(87,896)			(87,896)
Other accumulated comprehensive loss	(11)			(11)
Total shareholders' equity	9,487	585		10,072
Total liabilities and shareholders' equity	$22,380	$9,577		$31,957

See accompanying notes

ARI Network Services, Inc.
Unaudited Pro Forma Statements of Income
For the Twelve months ended July 31, 2012
(Dollars in Thousands, Except per Share Data)

			Pro Forma
	ARI	50 Below RSD	Adjustments	Note	Pro Forma
Net revenue	$22,494	$8,811	$		$31,305
Cost of revenue	5,266	2,742	106	(4)	8,114
Gross profit	17,228	6,069	(106)		23,191
Operating expenses:
Sales and marketing	4,249	4,411			8,660
Customer operations and support	3,379	3,680			7,059
Software development and technical support (net of
capitalized software product costs	1,864	823			2,687
General and administrative	5,027	1,237			6,264
Depreciation and amortization (exclusive of amortization of
software product costs included in cost of revenue)	1,414	69	200	(5)	1,683
Net operating expenses	15,933	10,220	200		26,353
Operating income (loss)	1,295	(4,151)	(306)		(3,162)
Other income (expense):
Interest income (expense)	(235)	-	(517)	(6)(8)	(752)
Other, net	222	-			222
Total other income (expense)	(13)	-	(517)		(530)
Income (loss) before provision for income tax	1,282	(4,151)	(823)		(3,692)
Income tax benefit (expense)	(227)	-	1,990	(7)	1,763
Net income (loss)	$1,055	$(4,151)	$1,167		$(1,929)

Weighted average common shares outstanding:
Basic	7,997		440	(8)	8,437
Diluted	8,171		440	(8)	8,611
Net income (loss) per common share:
Basic	$0.13				$(0.23)
Diluted	$0.13				$(0.22)

See accompanying notes

ARI Network Services, Inc.
Unaudited Pro Forma Statements of Income
For the Three months ended October 31, 2012
(Dollars in Thousands, Except per Share Data)

			Pro Forma
	ARI	50 Below RSD	Adjustments	Note	Pro Forma
Net revenue	$5,942	$2,481	$		$8,423
Cost of revenue	1,408	640	26	(4)	2,074
Gross profit	4,534	1,841	(26)		6,349
Operating expenses:
Sales and marketing	1,046	952			1,998
Customer operations and support	1,008	862			1,870
Software development and technical support (net of
capitalized software product costs	577	203			780
General and administrative	1,320	340			1,660
Depreciation and amortization (exclusive of amortization of
software product costs included in cost of revenue)	280	21	50	(5)	351
Net operating expenses	4,231	2,377	50		6,658
Operating income (loss)	303	(536)	(76)		(310)
Other income (expense):
Interest income (expense)	(68)	-	(129)	(6)(8)	(197)
Other, net	4	-			4
Total other income (expense)	(64)	-	(129)		(193)
Income (loss) before provision for income tax	239	(536)	(206)		(503)
Income tax benefit (expense)	(126)	-	297	(7)	171
Net income (loss)	$113	$(536)	$91		$(332)

Weighted average common shares outstanding:
Basic	8,123		440	(8)	8,563
Diluted	8,249		440	(8)	8,689
Net income (loss) per common share:
Basic	$0.01				$(0.04)
Diluted	$0.01				$(0.04)

See accompanying notes

ARI Network Services, Inc.

Notes to Unaudited Pro Forma Financial Statements

1.

Represents adjustments for the preliminary purchase price allocation to the historical balances at October 31, 2012.  Such adjustments were primarily based on the audited financial statements of 50 Below RSD and an independent valuation of the intangible assets as follows:

Allocation of Purchase Price:
Fixed Assets	$106,254
Internally Developed Technology	950,000
Tradenames	130,000
Customer relationships	2,030,000
Goodwill	6,621,627
Total	$9,837,881

2.	Pro Forma adjustment represents the purchase price funding of $1,500,000 in cash, $4,837,881 of assumed liabilities and $3,500,000 through third party debt.

3.	Pro Forma adjustment represents a reclassification of the pro forma negative cash balance to accrued liabilities.

1.

Pro Forma adjustment represents the increase in amortization costs related to internally developed technology costs amortized over 9 years of approximately $106,000 for the twelve months ended July 31, 2012 and $26,000 for the three months ended October 31, 2012.

2.

Pro Forma adjustment represents amortization of intangibles related to capitalized tradenames amortized over 2 years and customer relationships amortized over 15 years of approximately $200,000 for the twelve months ended July 31, 2012 and $50,000 for the three months ended October 31, 2012.

3.

Pro Forma adjustment represents interest expense on the debt incurred to acquire the assets of 50 Below RSD at an annual interest rate of 10% plus the amortization of debt discount of $585,000 over 42 months.

4.

Pro Forma adjustment represents the tax effect of the historical 50 Below RSD results of operations and the pro forma adjustments at an estimated tax rate of 40%, resulting in a tax benefit of $1,990,000 for the twelve months ended July 31, 2012 and $297,000 for the three months ended October 31, 2012.

5.

Pro Forma adjustment represents the 440,000 shares of the Company’s common stock issued as consideration for the third party promissory note at a market price of $1.33 per share, recorded as a debt discount and amortized over the life of the note.